                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SCB COMPUTER TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                          SCB COMPUTER TECHNOLOGY, INC.
                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
                                 (901) 754-6577

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 15, 1998


         The Annual Meeting of Shareholders of SCB Computer Technology, Inc. (the "Company") will be held at 10:00 a.m., local time, on Tuesday, September 15, 1998 at the Company's Emerging Technology Center, 3239 Players Club Parkway, Memphis, Tennessee for the following purposes:

         1. To elect five directors to hold office for a term of one year and until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to amend the Company's Amended and Restated Charter to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;

         3. To consider and act upon a proposal to approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder to 3,000,000;

         4. To ratify the appointment of Ernst & Young LLP as the independent accountants of the Company; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on July 22, 1998 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.

                                        By order of the Board of Directors,



                                        GORDON L. BATEMAN
                                        Secretary

Memphis, Tennessee
August __, 1998


--------------------------------------------------------------------------------

        WE URGE YOU TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A PROXY MAY BE REVOKED BY A SHAREHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ACCOMPANYING PROXY STATEMENT.

--------------------------------------------------------------------------------

                          SCB COMPUTER TECHNOLOGY, INC.

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 15, 1998

         The accompanying proxy is solicited by the Board of Directors of SCB Computer Technology, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Company's Emerging Technology Center, 3239 Players Club Parkway, Memphis, Tennessee on Tuesday, September 15, 1998, at 10:00 a.m., local time, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is August __, 1998.

         Only holders of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on July 22, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, the Company had _____ shares of the Common Stock issued and outstanding. Holders of the Common Stock will be entitled to one vote for each share of Common Stock held of record on the Record Date, which may be given in person or by proxy duly authorized in writing. Cumulative voting is not permitted.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. No such revocation will be effective, however, unless and until notice of such revocation has been received by the Company at or prior to the Annual Meeting.

         The Board of Directors knows of no matters other than those set forth in the accompanying Notice of Annual Meeting of Shareholders to be brought to a vote at the Annual Meeting. If any other matter properly does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's executive officers or employees personally or by telephone or facsimile transmission. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding solicitation material to beneficial owners of the Common Stock.

PROPOSAL ONE:  ELECTION OF DIRECTORS

         Under the Company's Amended and Restated Charter, each of the members of the Board of Directors is elected at the annual meeting of shareholders and holds office until the next annual meeting of shareholders and until the incumbent director's successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. The nominees for election are elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors.

         Unless contrary instructions are received, shares of voting securities of the Company represented by duly executed proxies will be voted in favor of the election of the nominees named herein. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that the nominees will be unable to serve and at this time does not have any substitute nominees under consideration.

         The following persons are the Board of Directors' nominees for election to serve as directors. The nominees are presently directors of the Company. Certain information relating to the nominees is set forth in the following table.

      NAME OF NOMINEE                                         BACKGROUND INFORMATION
----------------------------                -----------------------------------------------------------
T. Scott Cobb                               Mr. Cobb, 61, is a founder of the Company and has served
                                            as Chairman of the Board since the Company's
                                            incorporation in 1984.  From 1984 until June 1996, Mr.
                                            Cobb also served as President of the Company.  Mr. Cobb
                                            was a partner in Seltmann, Cobb & Bryant, the Company's
                                            predecessor, from its formation in 1976 until 1984.  Prior to founding the Company, Mr. Cobb was associated with
                                            Touche Ross & Company, a predecessor to the accounting
                                            firm of Deloitte & Touche LLP, and also held several
                                            engineering positions, including chief computer engineer at
                                            Grumman Aircraft Engineering Corporation, a predecessor
                                            to Northrop Grumman Corporation. Mr. Cobb is the father
                                            of Jeffrey S. Cobb, Executive Vice President of Operations
                                            of the Company.

Ben C. Bryant, Jr.                          Mr. Bryant, 51, is a founder of the Company and has served as Chief Executive Officer and Vice Chairman of the Board
                                            of the Company since 1984.  Mr. Bryant has also served as
                                            President of the Company since June 1996.  Mr. Bryant was
                                            a partner in Seltmann, Cobb & Bryant, the Company's
                                            predecessor, from its formation in 1976.  From 1974 to
                                            1976, Mr. Bryant was associated with Touche Ross &
                                            Company.  Prior to 1974, Mr. Bryant served in a variety of positions, including manager of business systems
                                            development, with McDonnell Douglas Corporation.

Steve N. White                              Mr. White, 51, has served as Executive Vice President-
                                            Development of the Company since June 1996 and as a
                                            Director of the Company since December 1995.   Mr. White
                                            has also served in varying capacities for the Company for
                                            more than 19 years, including as Chief Operating Officer
                                            from 1990 to June 1996. Prior to joining the Company, Mr.
                                            White was a senior auditor with Touche Ross & Company.

James E. Harwood                            Mr. Harwood, 62, has served as a Director of the Company
                                            since February 1996.  Mr. Harwood has served as president
                                            of Sterling Equities, Inc., an investment services firm, since
                                            1990.  From 1980 to 1990, Mr. Harwood held several
                                            executive positions with Schering-Plough Corporation, a
                                            pharmaceutical and health care products company.  Mr.
                                            Harwood also serves as a director for Morgan Keegan, Inc., a Memphis, Tennessee based securities firm; Union Planters
                                            Corporation, a bank holding company; and Washington Life
                                            Insurance Co.

      NAME OF NOMINEE                                         BACKGROUND INFORMATION
----------------------------                -----------------------------------------------------------
Joseph W. McLeary                           Mr. McLeary, 59, has served as a Director of the Company
                                            since January 1996.  Since May 1997, Mr. McLeary has
                                            served as chairman of the board of Executive Financial
                                            Services, Inc., a financial consulting company.  Mr.
                                            McLeary served as chairman of the board and chief
                                            executive officer of Midland Financial Group, Inc., a
                                            publicly held automobile insurance company, from 1987
                                            until March 1997.  Mr. McLeary also serves as a director of
                                            Equity Inns, Inc., a real estate investment trust specializing in hotel properties.

         The Board of Directors has established a policy of holding meetings on a regular quarterly basis and on other occasions when required by special circumstances. Certain directors also devote their time and attention to the Board's principal standing committees. The committees and their primary functions are as follows:

                  Audit Committee --This committee (the "Audit Committee") makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent accountants, reviews significant audit and accounting policies and practices, meets with the Company's independent accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. The Audit Committee is comprised of Messrs. Harwood, McLeary, and White.

                  Compensation Committee --This committee (the "Compensation Committee") has the responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering the Company's 1995 Stock Incentive Plan (the "1995 Stock Plan") and 1997 Stock Incentive Plan (the "1997 Stock Plan"). The Compensation Committee is comprised of Messrs. Harwood and McLeary.

         The Board of Directors held seven meetings during the fiscal year ended April 30, 1998. The Compensation Committee held one meeting during the fiscal year ended April 30, 1998. The Audit Committee held one meeting during the fiscal year ended April 30, 1998. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the respective committees of which they were members during the fiscal year ended April 30, 1998.

         The Board of Directors does not have a nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations made by shareholders must be made by written notice (setting forth the information required by the Company's Amended and Restated Bylaws) received by the Secretary of the Company at least 120 days in advance of the anniversary date of the proxy statement for the previous year's annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of shares of the Common Stock as of the date hereof by (i) each current director of the Company (including the nominees); (ii) each of the Named Executive Officers in the Summary Compensation Table on page 5 thereof;
(iii) each shareholder of the Company known to management of the Company to own beneficially more than 5% of the outstanding shares of the Common Stock; and
(iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

                                                             AMOUNT AND
                 NAME OF                                NATURE OF BENEFICIAL                        PERCENT
            BENEFICIAL OWNER                               OWNERSHIP (1)                            OF CLASS
----------------------------------------            ----------------------------              --------------------
SCB Computer Technology, Inc.                                  2,332,527(2)                           9.5%
   ESOP and Trust
   1365 West Brierbrook Road,
   Memphis, Tennessee 38138
Ben C. Bryant, Jr.                                             5,203,748(3)(4)                       21.1%
   1365 West Brierbrook Road,
   Memphis, Tennessee 38138
T. Scott Cobb                                                  4,733,206(4)(5)                       19.2%
   1365 West Brierbrook Road,
   Memphis, Tennessee 38138
Steve N. White                                                   435,352(6)                           1.8%
Gary E. McCarter                                                  52,150(7)                            *
Gordon L. Bateman                                                215,158(8)                            *
James E. Harwood                                                  26,000(9)                            *
Joseph W. McLeary                                                 26,000(9)                            *
All directors and executive
     officers as a group (8 persons)                          10,922,852(10)                         44.3%

----------
*        Indicates ownership of less than one percent of the outstanding Common
         Stock.
(1) Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), shares of Common Stock that a beneficial owner has the right to acquire within 60 days of the date hereof are considered to be beneficially owned by such person and are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)      Approximately 240 employees of the Company participate in the ESOP. Ben
         C. Bryant, Jr. and T. Scott Cobb are the trustees of the ESOP.
(3) Includes 283,022 shares allocated to Mr. Bryant by the ESOP and 946,564 shares beneficially owned by Mr. Bryant's wife. Does not include shares beneficially owned by Mr. Bryant's children who are 18 years of age or older.
(4) Does not include shares held by the ESOP that are not allocated to the accounts of Messrs. Bryant or Cobb. See Notes (4) and (6). Messrs. Bryant and Cobb, as trustees, have no voting or investment power with respect to shares held by the ESOP.
(5) Includes 283,022 shares allocated to Mr. Cobb by the ESOP and 1,078,666 shares owned by Mr. Cobb's wife and minor daughter. Does not include shares beneficially owned by Mr. Cobb's children who are 18 years of age or older.
(6) Includes 158,042 shares allocated to Mr. White by the ESOP and 30,000 shares issuable upon the exercise of options.
(7)      Includes 52,150 shares issuable upon the exercise of options.
(8) Includes 71,852 shares allocated to Mr. Bateman by the ESOP, 20,000 shares beneficially owned by Mr. Bateman's wife and 45,150 shares issuable upon the exercise of options.
(9)      Includes 20,000 shares issuable upon the exercise of options.
(10)     Includes 212,450 shares issuable upon the exercise of options.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid or accrued by the Company on behalf of the Chief Executive Officer and the other four most highly compensated executive officers who received an annual salary and bonus in excess of $100,000 (together with the Chief Executive Officer, the "Named Executive Officers") for the fiscal year ended April 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                                                                ---------------
                                                                   ANNUAL COMPENSATION            SECURITIES          ALL
                                                 FISCAL       --------------------------          UNDERLYING         OTHER
  NAME AND PRINCIPAL POSITION                     YEAR        SALARY($)(1)      BONUS($)        OPTIONS/SARS(#)   COMPENSATION($)
  ---------------------------                     ----        ------------      --------        ---------------   ---------------

Ben C. Bryant, Jr. (2)                            1998           300,000              --                --         7,608(5)
    Vice Chairman, President, Chief               1997           350,000              --                --         5,358(6)
    Executive Officer, and Treasurer              1996         1,182,420         700,000                --         5,358(6)

T. Scott Cobb (2)                                 1998           300,000              --                --        10,608(5)
    Chairman                                      1997           350,000              --                --         8,358(6)
                                                  1996         1,182,420         700,000                --         8,358(6)

Steve N. White                                    1998           160,000              --                --         5,946(5)
    Executive Vice President -                    1997           175,000              --            60,000         4,746(6)
    Development                                   1996           285,417         661,362(4)             --         4,746(6)

Gary E. McCarter (3)                              1998           140,000              --                --         1,389(5)
    Chief Financial Officer                       1997           100,642              --                             302(6)
                                                                                                                     302(6)

Gordon L. Bateman                                 1998           140,000              --                --         5,303(5)
    Chief Administrative Officer and              1997           134,667              --            60,000         4,253(6)
    Secretary                                     1996           151,250         176,612(4)         30,300         4,253(6)

----------
(1) Includes amounts deferred by the employee under the Company's 401(k) plan.
(2) In February 1996, each of Messrs. Bryant and Cobb entered into employment agreements with the Company. Each employment agreement is for a term expiring on April 30, 1999. The employment agreements initially provided for an annual base salary of $600,000, increasing 10% on each of May 1, 1997 and 1998. Effective as of July 1, 1996, each of the employment agreements was amended to reduce the annual base salary to $300,000. The agreements also provide for bonuses of $100,000 or $200,000 per year to each of Messrs. Bryant and Cobb in the event the Company exceeds 110% or 125%, respectively, of pre-tax earnings targets established by the Board of Directors at the beginning of each fiscal year. No bonus was paid to either of Messrs. Bryant and Cobb for the fiscal year ended April 30, 1998. The employment agreements can be terminated at any time for "cause," as defined in each employment agreement. Each agreement will also terminate if the employee becomes disabled or otherwise unable to perform his assigned duties for a period of 90 consecutive days. In the event the employee is terminated by the Company without cause or because of a disability, the Company must continue to pay the employee's salary for the balance of the term of the agreement. The employment agreements also contain a noncompetition covenant for a period of one year following a termination of employment by the employee for any reason or by the Company for cause.
(3) Mr. McCarter was employed by the Company as Senior Vice President of Finance and Administration in November 1996 and became Chief Financial Officer in August 1997.
(4) Represents the value of shares of Common Stock ($3.25 per share) granted to the Named Executive Officer on October 31, 1995.
(5) Includes contributions by the Company to each Named Executive Officer's 401(k) Plan account as follows: Mr. Bryant--$2,250; Mr. Cobb--$2,250; Mr. White--$1,200; Mr. McCarter--$1,087; and Mr. Bateman--$1,050. Also includes premiums paid by the Company for life insurance provided for the benefit of the Named Executive Officers as follows: Mr. Bryant--$5,358; Mr. Cobb--$8,358; Mr. White--$4,746; Mr.
         McCarter--$302; and Mr. Bateman--$4,253.
(6) Includes premiums paid by the Company for life insurance provided for the benefit of the Named Executive Officers as follows: Mr. Bryant--$5,358; Mr. Cobb--$8,358; Mr. White--$4,746; Mr.
         McCarter--$302; and Mr. Bateman--$4,253.

         There were no stock options issued to any of the Named Executive Officers during the fiscal year ended April 30, 1998.

         The following table summarizes certain information with respect to stock options issued to the Named Executive Officers prior to the fiscal year ended April 30, 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL 1998 YEAR-END OPTION VALUES


                          SHARES                               NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                        ACQUIRED ON       VALUE          UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
      NAME              EXERCISE (#)  REALIZED ($)           AT APRIL 30, 1998 (#)            APRIL 30, 1998 (1) ($)
-------------------     ------------  ------------       ------------------------------   -----------------------------
                                                         Exercisable      Unexercisable   Exercisable     Unexercisable
                                                         -----------      -------------   -----------     -------------
Ben C. Bryant, Jr.          --             --                   --                --              --               --
T. Scott Cobb               --             --                   --                --              --               --
Steve N. White              --             --               30,000            30,000         195,000          195,000
Gary E. McCarter           8,000         26,000             52,150            60,150         291,406          149,406
Gordon L. Bateman           --             --               45,150            45,150         298,626          298,626

----------
(1) Reflects the market value of the underlying securities at $12.00 per share, the closing price on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") on April 30, 1998, less the exercise price.


     The Company has never awarded stock appreciation rights to any employee, has no long-term incentive plan, as that term is defined in the regulations of the SEC, and has no defined benefit or actuarial plans covering any employees of the Company.


                              DIRECTOR COMPENSATION

         Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. For the fiscal year ended April 30, 1998, directors who were not employed by the Company, namely Messrs. Harwood and McLeary (the "Outside Directors") were entitled to an annual fee of $20,000, payable quarterly, plus a fee of $500 for each board or committee meeting attended. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

         Under the 1997 Stock Plan, non-qualified stock options to purchase 10,000 shares of Common Stock will be automatically granted to Outside Directors upon their initial election to the Board of Directors and options to purchase 5,000 shares of Common Stock will also be automatically granted to each Outside Director upon his or her reelection to the Board of Directors. On April 2, 1998, in recognition for services rendered in excess of what was originally anticipated, the Board awarded each of Messrs. Harwood and McLeary a special bonus of an additional option to purchase 5,000 shares of Common Stock.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer of the Company served during fiscal year 1998 as a member of a compensation committee or as a director of any entity of which any of the Company's directors served as an executive officer.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee is composed of Messrs. Harwood and McLeary. Neither of these persons has at any time been an officer or employee of the Company.

         Currently, Mr. Bryant, who is the Company's Chief Executive Officer, and Mr. Cobb are compensated in accordance with the terms of employment agreements approved by the Board of Directors and entered into upon the consummation of the Company's initial public offering in February 1996. In July 1996, the Compensation Committee, at the request of Messrs. Bryant and Cobb agreed to amend each of the employment agreements to reduce the annual base salary from $600,000 to $300,000. The agreements also provide for bonuses of $100,000 or $200,000 per year to each of Messrs. Bryant and Cobb in the event that the Company exceeds 110% or 125%, respectively, of pre-tax earnings targets established by the Board of Directors at the beginning of each fiscal year. No bonuses were paid to

Messrs. Bryant or Cobb for the fiscal year ended April 30, 1998. To date, the Compensation Committee has not awarded any equity-based compensation to either of Messrs. Bryant and Cobb, in part because of their significant existing equity ownership positions. See "--Security Ownership of Certain Beneficial Owners and Management."

         The remainder of the executive officers are compensated pursuant to an executive compensation program established by the Board of Directors. The overall objectives of the Company's executive compensation program are to:

         - attract and retain the highest quality talent to lead the Company;

         - reward key executives based on corporate and individual performance; and

         -        provide incentives designed to maximize shareholder value.

         The philosophy upon which these objectives are based is to provide incentives to the Company's officers to enhance the profitability of the Company and to align closely the financial interests of the Company's officers with those of its shareholders.

         In fiscal 1997, the Compensation Committee engaged Executive Financial Services, Inc., an independent compensation consulting firm ("EFS"), to assist the Compensation Committee in further developing the Company's compensation program. EFS detailed for the Compensation Committee the Company's practices relative to some of the companies included in the CRSP Index for Nasdaq Computer and Data Processing Stocks, which is presented on the performance graph on Page 9, and additional companies in the information technology business with respect to which the Company believes it competes for executive talent. The compensation levels for fiscal 1998 were established by the Compensation Committee based on, among other things, EFS's analysis.

         Annual salaries for fiscal 1998 for senior management were somewhat below median competitive levels because the Compensation Committee determined to rely to a greater degree on annual and long-term incentive compensation to motivate management performance. In that regard, the Compensation Committee established an incentive compensation plan whereby members of senior management and selected employees may be awarded annual and long-term incentive bonuses based upon the attainment by the Company of earnings goals established by the Compensation Committee at the beginning of the fiscal year. One-half of any bonus award would be automatically subject to the terms of a Deferred Compensation Plan. The remaining one-half of the bonus award would be paid to the recipient, who would have the option to defer such award pursuant to the terms of the Deferred Compensation Plan. The portion of a recipient's bonus which is automatically subject to the terms of the Deferred Compensation Plan would vest over five years and would be placed into an account that fluctuates with the price of the Company's Common Stock, thereby tying the value of a participant's award to the performance of the Company and aligning the interests of the participants more closely with those of the Company's shareholders. The remaining one-half of the bonus award vests immediately and may be deferred, at the recipient's option, and invested in a phantom stock account or in one of several investment options established by the Committee administering the Deferred Compensation Plan. Because of the Company's failure to meet the earnings goals established by the Compensation Committee, no awards were made to the executive officers under the incentive compensation plan during the fiscal year ended April 30, 1998.

         The Compensation Committee is currently assessing executive officers' salaries and incentive compensation earnings targets for fiscal 1999. Although no earnings goals have been established, the Compensation Committee anticipates that such goals will be set on a basis consistent with those for fiscal 1998.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company's Chief Executive Officer and any of the four other most highly compensated officers. The $1,000,000 limitation applies to all types of compensation, including restricted stock awards and amounts realized on the exercise of stock options and stock appreciation rights, unless the awards and plan under which they are made qualify as "performance based" under the terms of the Code and related regulations. Under the regulations, stock options awarded pursuant to the Company's 1995 Stock Plan and 1997 Stock Plan should qualify as performance based compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, may not be excluded from such limit. The Company currently anticipates that compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the limit and because the Company intends to continue to utilize performance based compensation in future periods.


                                                     JAMES E. HARWOOD
                                                     JOSEPH W. MCLEARY

                                PERFORMANCE GRAPH

         The following graph compares the cumulative returns of $100 invested on February 15, 1996 (the date of the Company's initial public offering) in (a) the Common Stock, (b) the CRSP Index for the Nasdaq Stock Market- U.S. Corporations and (c) the CRSP Index for Nasdaq Computer and Data Processing Stocks, assuming reinvestment of all dividends.

                                     2/15/96     4/30/96     4/30/97    4/30/98
                                     -------     -------     -------    -------
SCB Computer Technology, Inc.         $100         $162        $107       $220
NASDAQ                                $100         $110        $116       $174
NASDAQ Computer & Data Processing     $100         $113        $125       $195

PROPOSAL TWO: AMENDMENT TO CHARTER TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

         On May 19, 1998, the Board of Directors unanimously approved and directed that the shareholders consider an amendment to Section 7 of the Company's Amended and Restated Charter (the "Charter"). The amendment to Section 7 would increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. If this proposal is approved by the shareholders at the Annual Meeting, the amendment to Section 7 will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the Annual Meeting. The Board of Directors believes that it is in the best interests of the Company and all of its shareholders to amend the Charter.

         Except as set forth below, the relative rights of the holders of Common Stock under the Charter would remain unchanged. The first paragraph of Section 7 of the Charter, as amended by the proposed amendment, is set forth below. The remainder of Section 7 will remain unchanged.

         "7. The corporation is authorized to issue two classes of stock in the following number of shares: (i) 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (ii) 1,000,000 shares of preferred stock, no par value (the "Preferred Stock")."

         As of July 22, 1998, there were _____ shares of Common Stock issued and outstanding, _____ shares subject to options awarded under the 1995 Stock Plan, _____ shares subject to options awarded under the 1997 Stock Plan, and an additional _____ shares reserved under the 1995 and 1997 Stock Plans for future awards. Since April 30, 1998, the Company has issued 2,124,304 shares of Common Stock in connection with acquisitions. Furthermore, the Board of Directors has declared two stock splits: in September 1997, a three-for-two stock split effected in the form of a 50% stock dividend; and in April 1998, a two-for-one stock split effected in the form of a 100% stock dividend.

         The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with additional stock dividends and splits, acquisitions, equity financings, employee compensation and benefit plans, and for other general corporate purposes. The Company currently has no definitive understanding, arrangement, or agreement with respect to the issuance of additional shares of Common Stock in connection with an acquisition or otherwise.

         Future issuances of Common Stock would be at the discretion of the Board of Directors without the expense and delay incidental to obtaining shareholder approval, except as may be required by applicable law or by the rules of any stock exchange or market on which the Company's securities may then be listed or authorized for quotation. For example, the Nasdaq National Market, on which the Common Stock is authorized for quotation, currently requires shareholder approval as a prerequisite to listing shares in several instances, including in connection with acquisitions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.

         Holders of Common Stock have no preemptive rights to subscribe to any additional securities of any class that the Company may issue. The amendment to the Charter is not being proposed in response to any effort known by management to acquire control of the Company.

         The amendment to the Charter will be approved if the votes cast in favor of the proposal exceed the votes cast against it. THE BOARD OF DIRECTORS RECOMMENDS A VOTE BY THE HOLDERS OF COMMON STOCK "FOR" PROPOSAL TWO.

PROPOSAL THREE: AMENDMENT TO THE 1997 STOCK PLAN


INTRODUCTION

         The 1997 Stock Plan was originally adopted by the Company's shareholders in September 1997. The 1997 Stock Plan initially authorized 600,000 shares of Common Stock for issuance, which number of shares was subsequently increased to 1,200,000 as a result of a two-for-one stock split effected in the form of a stock dividend paid on April 27, 1998. The Board of Directors has reviewed the Company's stock-based incentive compensation arrangements and concluded that the 1997 Stock Plan does not currently authorize a sufficient number of shares to provide flexibility with respect to stock-based compensation or to establish appropriate long-term incentives to achieve the Company's objectives. In particular, the Board has determined that, in light of the intense competition for skilled IT consultants and programmers, the opportunity for equity-based compensation provides the Company with a recruiting and retention advantage over some of its competitors. As of April 1998, the Company had awarded options to over 620 employees.

         As of July 22, 1998, options to purchase an aggregate of _________ shares were outstanding under the 1997 Stock Plan and options to purchase an aggregate of ___________ shares have been exercised. Accordingly, _______ shares of Common Stock were available for issuance under the 1997 Stock Plan. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to employment goals and expansion plans through stock-based compensation strategies that will attract and retain those employees who are important to the long-term success of the Company, the Board of Directors has proposed the adoption of an amendment to the 1997 Stock Plan to increase the number of shares of Common Stock authorized for issuance under the 1997 Stock Plan.

SUMMARY OF THE PROPOSED AMENDMENT

         If approved by the shareholders, the amendment will increase the number of shares of Common Stock which may be issued upon the exercise of options under the 1997 Stock Plan by 1,800,000 shares or less than ____ percent of the _________ shares of Common Stock outstanding on July 22, 1998. These shares, in addition to the _______ shares currently authorized and available for issuance under the 1997 Stock Plan, will provide an aggregate of _____shares available for future issuance. If approved by the shareholders, the amendment will become effective as of September 15, 1998, the date of the Annual Meeting.

SUMMARY OF THE MATERIAL PROVISIONS OF THE 1997 STOCK PLAN, AS AMENDED

         Under the 1997 Stock Plan, the Compensation Committee has the authority to grant to employees and consultants of the Company, and the Board of Directors has the authority to grant to Outside Directors (currently there are two Outside Directors), the following types of awards: (1) stock options; (2) stock appreciation rights; (3) restricted stock; and/or (4) other stock-based awards. The Compensation Committee has the power to delegate authority to the Company's Chief Executive Officer or to a committee composed of officers of the Company to grant, on behalf of the Compensation Committee, non-qualified stock options, subject to such guidelines as the Compensation Committee may determine from time to time. Pursuant to the 1997 Stock Plan, as amended, __________ shares of Common Stock have been reserved and, upon shareholder approval, will be available for issuance, which may include authorized and unissued shares or treasury shares.

         The maximum number of shares of Common Stock for which awards may be made under the 1997 Stock Plan to any officer of the Company or other person whose compensation may be subject to the limitations on deductibility under
Section 162 (m) of the Code is 200,000 during any single year. As of the date hereof, no awards have been made under the 1997 Stock Plan. Any shares as to which an option or other award expires, lapses unexpired, or is forfeited, terminated, or canceled may become subject to a new option or other award. The 1997 Stock Plan will terminate on, and no award may be granted later than, the tenth anniversary of the date of adoption of the 1997 Stock Plan, but the exercise date of awards granted prior to such tenth anniversary may extend beyond that date.

         The 1997 Stock Plan also provides for automatic grants of non-qualified stock options to Outside Directors. Options to purchase 10,000 shares of Common Stock will be automatically granted to Outside Directors upon their initial election to the Board of Directors. Options to purchase 5,000 shares will also be automatically granted to each Outside Director upon his or her reelection to the Board of Directors at the annual shareholders' meeting if such director has served as such for the past eleven months as of the date of the meeting. Such options will vest with respect to all shares on the first anniversary of the date of grant, if such Outside Director is still serving as a director on such date. All options automatically granted to an Outside Director will enable the optionee to purchase shares of Common Stock at the fair market value of the Common Stock on the date of grant. Outside Directors will not be able to transfer or assign their options without the prior written consent of the Board of Directors other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family, or (ii) transfers by will or by the laws of descent and distribution. Options automatically granted to Outside Directors will have a term of ten years from the date of grant. The exercise price may be paid in cash, shares of Common Stock, or a combination thereof. For periods beginning on the date of the 1997 annual meeting of shareholders, the 1997 Stock Plan provisions regarding automatic option grants to Outside Directors will supersede and replace similar automatic grant provisions of the 1995 Stock Plan.

         Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the Compensation Committee may determine and may be granted alone, in conjunction with, or in tandem with other awards under the 1997 Stock Plan or cash awards outside the 1997 Stock Plan. A stock option will be exercisable at such times and subject to such terms and conditions as the Compensation Committee will determine. In the case of an ISO, however, the term will be no more than ten years after the date of grant (five years in the case of ISO's for certain 10% shareholders). The option price for an ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the Common Stock as of the date of grant and for any non-qualified stock option will not be less than 50% of the fair market value as of the date of grant. ISOs granted under the 1997 Stock Plan may not be transferred or assigned other than by will or by the laws of descent and distribution. Non-qualified stock options and stock appreciation rights may not be transferred or assigned without the prior written consent of the Compensation Committee other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family, or (ii) transfers by will or by the laws of descent and distribution.

         Stock appreciation rights ("SARs") may be granted under the 1997 Stock Plan in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once a SAR has been exercised, the related portion of the stock option underlying the SAR will terminate. Upon the exercise of a SAR, the Company will pay to the employee or consultant in cash, Common Stock, or a combination thereof (the method of payment to be at the discretion of the Compensation Committee), an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the option price, multiplied by the number of SARs being exercised.

         Restricted stock awards may be granted alone, in addition to, or in tandem with, other awards under the 1997 Stock Plan or cash awards made outside the 1997 Stock Plan. The provisions attendant to a grant of restricted stock may vary from participant to participant. In making an award of restricted stock, the Compensation Committee will determine the periods during which the restricted stock is subject to forfeiture and may provide such other awards designed to guarantee a minimum value for such stock. The Compensation Committee may also impose such other conditions and restrictions on the shares of restricted stock as it deems appropriate, including the satisfaction of one or more of the following performance criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses; (viii) Common Stock price appreciation; and (ix) implementation, management, or completion of critical projects or processes (the "Performance Goals"). The Performance Goals may include a threshold level of performance below which no payment will be made (or will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Performance Goals will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee; provided, that the Compensation Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company. The Compensation Committee may provide that such restrictions will lapse with respect to specified percentages of the awarded shares of restricted stock on successive future dates. During the restriction period, the employee or consultant may not sell, transfer, pledge, or assign the restricted stock but will be entitled to vote the restricted stock and to receive, at the election of the Compensation Committee, cash or deferred dividends.

         The Compensation Committee also may grant other types of awards such as convertible preferred stock, convertible debentures, or other exchangeable securities that are valued, as a whole or in part, by reference to or otherwise based on the Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs, restricted stock, or cash awards outside of the 1997 Stock Plan. Awards will be made upon such terms and conditions as the Compensation Committee may determine.

         If there is a change in control or a potential change of control of the Company, SARs, and any stock options which are not then exercisable, will become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and other stock-based awards may lapse and such shares and awards will be deemed fully vested. For purposes of the 1997 Stock Plan, a change of control is defined generally to include (i) any person or entity, other than the Company or a wholly-owned subsidiary of the Company, becoming the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities that may be cast for the election of directors; (ii) in connection with a cash tender, exchange offer, merger or other business combination, sale of assets or contested election, less than a majority of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors being held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; and (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors ceasing to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period. Stock options, SARs, restricted stock and other stock-based awards, will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price (as defined in the 1997 Stock Plan and as described below). The change in control price will be the highest price per share paid in any transaction reported on the Nasdaq National Market or paid or offered to be paid in any bona fide transaction relating to a change in control or potential change in control at any time during the immediately preceding 60-day period, as determined by the Compensation Committee.

         The Board of Directors may amend, alter, or discontinue the 1997 Stock Plan, provided that no amendment may be made which would impair the rights of an optionee or participant under an award made under the 1997 Stock Plan without the participant's consent. No award may be granted pursuant to the 1997 Stock Plan on or after the tenth anniversary of the effective date of the plan, but awards granted prior to such tenth anniversary may be extended beyond that date.

         Because awards under the 1997 Stock Plan are at the discretion of the Compensation Committee, the benefits that will be awarded under the 1997 Stock Plan to persons other than Outside Directors are not currently determinable. As of April 30, 1998, the market value of a share of Common Stock based on the closing price for such stock on the Nasdaq National Market was $12.00.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the federal income tax aspects of awards made under the 1997 Stock Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a mid-term or long-term capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

         If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally:
(a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term, mid-term, or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

         Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

         Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term, mid-term, or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. See "Restricted Stock" for tax rules applicable where the spread value of an option is settled in an award of restricted stock.

         Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

         Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term, mid-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

         Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

         Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

         The 1997 Stock Plan is not intended to be a "qualified plan" under
Section 401(a) of the Code.

         The proposed amendment to the 1997 Stock Plan will be approved and adopted if the votes cast in favor of the proposed amendment to the 1997 Stock Plan exceed the votes cast against it. Abstentions and broker non-votes will not be considered in the vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE.

PROPOSAL FOUR:  RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the accounts of the Company for the fiscal year ending April 30, 1999 and recommends that shareholders vote to ratify such selection. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL FOUR.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. The executive officers, directors, and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) reports filed. Based solely on the Company's review of the copies of such reports and written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors, and greater than ten percent shareholders were in compliance with all applicable filing requirements, with the exception of James E. Harwood and Joseph W. McLeary, directors of the Company, who each failed to file timely one report reflecting two exempt transactions. Such reports have been subsequently filed.

                     DEADLINE FOR SUBMISSION TO SHAREHOLDERS
                       OF PROPOSALS TO BE PRESENTED AT THE
                       1999 ANNUAL MEETING OF SHAREHOLDERS

         Any proposal intended to be presented for action at the 1999 annual meeting of shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than April __, 1999 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 1999 annual meeting of shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the SEC.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted as present for the purposes of determining a quorum. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another non-routine proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Assuming the presence of a quorum, abstentions and "non-votes" will have no effect on the proposals to be submitted to the shareholders at the Annual Meeting.

                                  MISCELLANEOUS

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1998 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO GORDON L. BATEMAN, SECRETARY, SCB COMPUTER TECHNOLOGY, INC., 1365 WEST BRIERBROOK ROAD, MEMPHIS, TENNESSEE 38138. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST.


Date:  August __, 1998

                                                                      APPENDIX A


                          SCB COMPUTER TECHNOLOGY, INC.


PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, SEPTEMBER 15, 1998.

The undersigned hereby appoints T. Scott Cobb and Ben C. Bryant, Jr., and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of SCB Computer Technology, Inc. to be held at the Company's Emerging Technology Center, 3239 Players Club Parkway, Memphis, Tennessee, on Tuesday, September 15, 1998 at 10:00 a.m., local time, and any adjournments thereof.


PROPOSAL 1:  ELECTION OF DIRECTORS:

[ ] FOR all of the following nominees (except as indicated to the contrary below):



T. Scott Cobb                   Steve N. White                Joseph W. McLeary
Ben C. Bryant, Jr.              James E. Harwood


WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name or names)

--------------------------------------------------------------------------------


[ ]  WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees



PROPOSAL 2: AMENDMENT TO CHARTER TO INCREASE AUTHORIZED SHARES
OF COMMON STOCK:

[ ]  FOR the amendment to Charter to increase authorized shares of Common
     Stock

[ ]  AGAINST the amendment to Charter to increase authorized shares of Common
     Stock

[ ]  ABSTAIN

PROPOSAL 3: AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN:

[ ]  FOR amendment to the 1997 Stock Incentive Plan

[ ]  AGAINST amendment to the 1997 Stock Incentive Plan

[ ]  ABSTAIN


PROPOSAL 4: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS:

[ ]  FOR the appointment of Ernst & Young LLP

[ ]  AGAINST the appointment of Ernst & Young LLP

[ ]  ABSTAIN





IMPORTANT: PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.

YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS; FOR THE AMENDMENT TO CHARTER TO INCREASE AUTHORIZED SHARES OF COMMON STOCK; FOR THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN; AND FOR THE RATIFICATION OF THE SELECTION OF THE ACCOUNTANTS.


Date:                        , 1998
      -----------------------




PLEASE SIGN HERE AND RETURN PROMPTLY


--------------------------------------------------



--------------------------------------------------


Please sign exactly as your name appears at left. If shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys should show their full titles. If a corporation is shareholder, the corporate officer should sign in full corporate name and title, such as President or other officer. If a partnership or limited liability company is shareholder, please sign in such organization's name by an authorized person.


--------------------------------------------------------------------------------
If you have changed your address, please PRINT your new address on this line.